UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2006

Hawk Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216 861-3553

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 23, 2006, the audit committee of the Board of Directors of Hawk Corporation ("Hawk") proposed and the Board of Directors of Hawk approved an amended audit committee charter in accordance with the recommendations of Hawk’s independent registered public accounting firm and counsel. The title of Hawk’s independent registered public accounting firm was changed from independent auditor in the revised charter. The revised charter also clarifies the role of the audit committee regarding Hawk’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. The revised audit committee charter is attached to this Current Report as Exhibit 99.1 and is available on Hawk’s website at www.hawkcorp.com

On May 30, 2006, Hawk issued a press release announcing a management realignment. A copy of this press release was was posted to Hawk's web site at www.hawkcorp.com and a copy is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Hawk Corporation Audit Committee Charter
99.2 Hawk Corporation press release dated May 30, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawk Corporation

May 30, 2006	By:	/s/ Thomas A Gilbride

Name: Thomas A Gilbride
Title: Vice President - Finance

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Exhibit Index

Exhibit No.	Description

99.1	Hawk Corporation Audit Commttee Charter
99.2	Hawk Corporation press release dated May 30, 2006